                                                                   Exhibit 10.11

                         AGERE OFFICER SEVERANCE POLICY


ELIGIBILITY          -     Agere Officer status

                     - Triggered by Company initiated termination, other than for "Cause" as defined on page 2 or as described under "Change in Control Provisions" on page 2

                     -     Contingent upon signing the standard, Agere Release
                           Agreement (including non-compete, non-solicitation provisions)

                     - All payments and benefits listed below will be offset by any individually negotiated or legally required arrangement

LEAVE OF ABSENCE     -     24 months of base salary and target bonus
PAYMENT
                     -     Base salary will be paid monthly.  Target bonus will
                           be paid annually in December.  Both payments are
                           benefits bearing.

EQUITY               STOCK OPTIONS

                     - Options continue vesting as scheduled during the 24 month period.

                     - At end of the 24 month period, your employment will end and options will follow normal termination provisions:

                     -     Pension eligible - Keep vested remainder of term;
                           unvested options cancel

                     -     Not Pension eligible - 90 days to exercise vested;
                           unvested options cancel

                     RESTRICTED STOCK

                     - Restricted stock continues vesting as scheduled during the 24 month period.

                     ESPP

                     - Your participation will continue through payroll deductions.

RETIREMENT           SERVICE PENSION
BENEFITS             Retirement eligible: Your severance pay will count towards your pension. Pension payments begin after termination of
                     this arrangement.

                     Not retirement eligible: Deferred vested employees can elect to begin payment at the termination of this arrangement. The severance period can be used to accrue service/age toward achieving pension eligibility.

                     CASH BALANCE PENSION
                     - Severance pay will count towards the cash balance plan. The cash balance is payable at the end of the 24 month period or later at employee election.

                     401(K)
                     -     Payroll deductions continue

HEALTH AND           -     Medical, Dental, Disability, Life Insurance, Car
WELFARE                    Allowance, Financial Counseling benefits continue the
BENEFITS                   same as actively employed Officers.

                     - Company credit cards, home office equipment, voice mail and e-mail will be cancelled at the beginning of the 24 month period.

TERMINATION          -     In the event you need to terminate this arrangement
PROVISIONS                 during the 24 month leave period for any reason
                           (including conflict with another employer), the
                           Company may approve the payment of the remaining
                           amount of base salary and target bonus in a lump sum.
                           The normal "voluntary" termination provisions for the
                           stock and benefit plans will apply.

                            OFFICER SEVERANCE POLICY

CHANGE IN            -     Upon or after a Change in Control (as defined in the
CONTROL                    2001 Long Term Incentive Plan or its successor plan
PROVISIONS                 as in effect immediately before the Change in
                           Control) this policy will remain in effect.

                     - Upon or after a Change in Control (as defined in the 2001 Long Term Incentive Plan or its successor plan as in effect immediately before the Change in Control), you will also be entitled to the benefits of this policy if you terminate your employment within three months of an event constituting Good
                           Reason. Good Reason is defined as follows:

                        (i) the assignment to you by the Board of Directors or another representative of the Company of duties which represent a material decrease in responsibility and are materially inconsistent with the duties associated with your position, any reduction in your job title, or a material negative change in the level of Officer to whom you report, or

                        (ii) a material negative change in the terms and conditions of your employment, including a reduction by the Company of your annual base salary or a material decrease in your target opportunity for a Short Term Incentive Award.

                     - These provisions will also apply if, prior to the spin-off of Agere by Lucent, there is a Change in Control as defined in the Lucent Technologies Inc.
                           1996 Long Term Incentive Plan.


"Cause" is defined as:

(i)      violation of Agere's code of conduct;

(ii) conviction of (including a plea of guilty or nolo contendere) of a felony or any crime of theft, dishonesty or moral turpitude, or

(iii) gross omission or gross dereliction of any statutory or common law duty of loyalty to Agere.




                  Lucent Technologies Proprietary (Restricted)
               Solely for Authorized Persons Having a Need to Know
                        Pursuant to Company Instructions